UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2004

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

Kindred Healthcare, Inc. (the “Company”) has announced revised earnings expectations for its continuing operations for fiscal 2004. Revenues for 2004 are expected to approximate $3.6 billion. Operating income, or earnings before interest, income taxes, depreciation and rents, is expected to range from $503 million to $508 million. Professional liability costs for 2004 are expected to range from $85 million to $90 million, while depreciation and net interest costs for 2004 are expected to approximate $100 million. Net income from continuing operations is expected between $80 million and $83 million, or $1.88 to $1.95 per diluted share (based upon diluted shares of 42.6 million). For 2003, the Company reported revenues of $3.3 billion, operating income of $426 million and net income from continuing operations of $49.5 million or $1.41 per diluted share (based upon diluted shares of 35 million).

The Company’s previous 2004 earnings guidance for continuing operations indicated a revenue range of $3.5 billion to $3.6 billion, operating income between $484 million and $494 million, and net income ranging from $68 million to $75 million or $1.58 to $1.74 per diluted share (based on diluted shares of 43 million). The prior 2004 guidance also included a range of professional liability costs of $90 million to $100 million and a depreciation and net interest cost estimate of $100 million.

In addition to the risk factors set forth under “Forward Looking Statements,” the Company’s 2004 earnings guidance assumes the continued stabilization of professional liability costs and the successful completion of its development plans for additional hospitals and institutional pharmacy locations and the related start-up losses associated with these new projects. Fiscal 2004 earnings estimates also assume continued progress in the Company’s transition of its long-term acute care hospitals to the new Medicare prospective payment system and include the revised Medicare payment rates issued in May 2004 that became effective for patient discharges after July 1, 2004. Management also expects that there will be continued pressure on non-government hospital payment rates as it continues to implement its care management programs for all patients and length of stay declines.

Recent Developments

The Company has contracts with non-Kindred short-term acute care hospitals to operate long-term acute care hospitals within the host hospital. Under these arrangements, the Company leases space and purchases a limited amount of ancillary services from the host hospital and provides it with the option to discharge a portion of its clinically appropriate patients into the care of the Company’s hospital. These hospitals-in-hospitals (“HIHs”) also receive patients from general short-term acute care hospitals other than the host hospital. At June 30, 2004, the Company operated 59 free-standing hospitals (5,019 licensed beds) and 11 HIHs (455 licensed beds).

On August 2, 2004, the Centers for Medicare and Medicaid Services (“CMS”) announced regulatory changes applicable to long-term acute care hospitals that are operated as an HIH. Once fully phased in, the new rules generally limit Medicare payments to the HIH if the admissions to the HIH from the host hospital exceed 25% of the total Medicare discharges for the HIH’s cost reporting period. There are limited exceptions for admissions from rural and urban medical centers.

The Company is continuing to evaluate the impact of the final regulations on its operations and is awaiting additional payment instructions to be issued by CMS. At this time, the Company does not believe that the new rules will significantly impact its ongoing operations since only 8% of its existing hospital licensed beds would be subject to the new rules. For the second quarter of 2004, the Company’s HIHs generated revenues of approximately $23 million, operating income of approximately $5 million and pretax income of approximately $2 million. The Company also is considering the impact of the final regulations on its HIH development activities.

Forward Looking Statements

This Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company

2

is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas, Inc.; (b) the Company’s ability to meet its rental and debt service obligations; (c) adverse developments with respect to the Company’s results of operations or liquidity; (d) the Company’s ability to attract and retain key executives and other healthcare personnel; (e) increased operating costs due to shortages in qualified nurses and other healthcare personnel; (f) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (g) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs, and changes arising from the Medicare prospective payment system for long-term acute care hospitals and the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and potential changes in nursing center Medicare reimbursement resulting from revised resource utilization grouping payments; (h) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (i) the Company’s ability to control costs, including labor and employee benefit costs; (j) the Company’s ability to comply with the terms of its Corporate Integrity Agreement; (k) the Company’s ability to successfully pursue its development activities and integrate operations of new facilities; (l) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (m) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; and (n) the Company’s ability to successfully dispose of unprofitable facilities. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Item 12. Results of Operations and Financial Condition.

On August 4, 2004, the Company issued a press release announcing its financial results for the quarter ended June 30, 2004. The press release, dated August 4, 2004, is attached as Annex A to this Form 8-K. On August 4, 2004, the Company also included the press release on its website at www.kindredhealthcare.com.

Annex A is incorporated herein by reference and has been furnished, not filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: August 5, 2004	By:	/s/ Richard A. Lechleiter
Richard A. Lechleiter
Senior Vice President and Chief Financial Officer

4

Annex A

[Kindred Logo appears here]

Contact:	Richard A. Lechleiter
Senior Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE ANNOUNCES SECOND QUARTER RESULTS

Fiscal 2004 Earnings Guidance Increased

Operating Income Range Increased to $503 - $508 Million from $484 - $494 Million

Diluted Earnings per Share Range Increased to $1.88 - $1.95 from $1.58 - $1.74

Company Announces Additional Development Activities in the Quarter

LOUISVILLE, Ky. (August 4, 2004) – Kindred Healthcare, Inc. (the “Company”) (NASDAQ:KIND) today announced its operating results for the second quarter ended June 30, 2004. Share and per share data for all periods presented have been adjusted retroactively to reflect the 2-for-1 stock split that took effect in May 2004.

Continuing Operations

Revenues for the second quarter of 2004 rose 10% to $897 million compared to $814 million in the year-earlier period. Net income from continuing operations totaled $24.3 million or $0.58 per diluted share for the second quarter of 2004 compared to $13.2 million or $0.38 per diluted share in the second quarter last year.

Operating results in the second quarter of 2004 included certain items that, in the aggregate, increased net income by approximately $5.8 million or $0.14 per diluted share. Hospital operating results included pretax income of $3.9 million ($2.4 million net of income taxes) related to settlements of prior year Medicare cost reports. Nursing center operating results included pretax income of $5.9 million ($3.6 million net of income taxes) related to retroactive Medicaid rate increases in North Carolina, approximately one-half of which related to the fourth quarter of 2003 and one-half of which related to the first quarter of 2004. As previously announced, interest expense in the second quarter of 2004 included a pretax charge of $1.2 million ($0.7 million net of income taxes) resulting from the refinancing of the Company’s credit facilities in June. Second quarter 2004 pretax income also included $0.6 million of investment income resulting from the recovery of certain surety deposits and a favorable adjustment of $0.3 million related to accrued reorganization costs (in the aggregate, $0.5 million net of income taxes).

During the second quarter of 2004, the Company continued to make progress in stabilizing its professional liability costs. These costs aggregated $20.6 million in the second quarter of 2004 compared to $20.9 million in the second quarter of 2003 and $22.9 million in the first quarter of 2004.

The Company also reported improved liquidity during the second quarter of 2004. Net positive cash flows aggregated $47 million in the second quarter after the repayment of approximately $39 million of long-term debt.

For the six months ended June 30, 2004, revenues increased 9% to $1.8 billion from $1.6 billion in the first half of 2003. Net income from continuing operations totaled $40.5 million or $0.96 per diluted share for the first six months of 2004 compared to $15.7 million or $0.45 per diluted share in the same period a year ago.

Revised Earnings Guidance for 2004

The Company also increased its fiscal 2004 earnings expectations for its continuing operations. Revenues for 2004 are expected to approximate $3.6 billion. Operating income, or earnings before interest, income taxes, depreciation and rents, is expected to range from $503 million to $508 million. Professional liability costs for 2004 are expected to range from $85 million to $90 million, while depreciation and net interest costs for 2004 are expected to approximate $100 million. Net income from continuing operations is expected between $80 million and $83 million, or $1.88 to $1.95 per diluted share (based upon diluted shares of 42.6 million). For 2003, the Company reported revenues of $3.3 billion, operating income of $426 million and net income from continuing operations of $49.5 million or $1.41 per diluted share (based upon diluted shares of 35 million).

The Company’s previous 2004 earnings guidance for continuing operations indicated a revenue range of $3.5 billion to $3.6 billion, operating income between $484 million and $494 million, and net income ranging from $68 million to $75 million or $1.58 to $1.74 per diluted share (based on diluted shares of 43 million). The prior 2004 guidance also included a range of professional liability costs of $90 million to $100 million and a depreciation and net interest cost estimate of $100 million.

In addition to the risk factors set forth under “Forward Looking Statements,” the Company’s 2004 earnings guidance assumes the continued stabilization of professional liability costs and the successful completion of its development plans for additional hospitals and institutional pharmacy locations and the related start-up losses associated with these new projects. Fiscal 2004 earnings estimates also assume continued progress in the Company’s transition of its long-term acute care hospitals to the new Medicare prospective payment system and include the revised Medicare payment rates issued in May 2004 that became effective for patient discharges after July 1, 2004. Management also expects that there will be continued pressure on non-government hospital payment rates as it continues to implement its care management programs for all patients and length of stay declines.

Management Commentary

Kindred President and Chief Executive Officer Paul J. Diaz commented, “We’re pleased with the execution of our strategic operating plan in each of our divisions through the first half of this year as we continue to focus on our patients and employees. This quarter’s solid performance represents another step toward our goal of delivering more consistent and predictable operating results for our shareholders.”

Mr. Diaz further commented, “We made progress on several fronts during the second quarter. In our hospital division, we reported same-store admissions growth of 5% compared to the second quarter of last year while also continuing to improve our operating efficiencies and reduce length of stay. Additionally, the new payment rates applicable to our in-house Medicare patients at June 30, 2004 increased our second quarter hospital revenues by approximately $5 million. In our health services division, continued focus on quality and customer service contributed to more stable operating results and improving professional liability cost trends. Our Peoplefirst Rehabilitation business, in only its second quarter of operation as a separate division, reported solid results as we continue to make strides toward improved therapist recruitment and retention. Finally, our KPS Pharmacy customer base continues to grow, with total licensed customer beds at June 30 up over 14% from a year ago and revenues in the quarter increasing 30% compared to last year.”

Mr. Diaz also commented on the Company’s development activities. “Over the past twelve months, we have added seven hospitals with 370 licensed beds, including two hospitals in the second quarter through the acquisition of a free-standing 100-bed hospital in Modesto, California and the opening of a new 45-bed hospital-in-hospital in Dover, New Jersey. In the second half of 2004, we expect to open two to three additional hospitals. We also will spend approximately $20 million to build a new free-standing 58-bed hospital in Sacramento, California that will replace our existing 39-bed facility.”

The Company also announced that it will open five new institutional pharmacies in the second half of 2004. Mr. Diaz commented, “Continued improvement in our KPS Pharmacy operations and an expanding customer base will allow us to open these sites in new markets with an average of 800 to 900 beds per site. In addition, we also are excited about a new arrangement in which KPS Pharmacy and Peoplefirst Rehabilitation began providing services to 65 of our hospitals on July 1, 2004. This reorganization will provide our hospital rehabilitation and pharmacy departments the additional resources necessary to support our admissions growth and better manage costs under the Medicare prospective payment system. The establishment of this infrastructure also will allow KPS Pharmacy and Peoplefirst Rehabilitation, over time, to service additional third party hospital customers and expand these businesses.”

With respect to the Company’s liquidity and financial position, Mr. Diaz noted, “We made outstanding progress in improving our overall cash flows during the second quarter. In addition, the completion of our new $300 million revolving credit facility in June will provide the financial flexibility to look more aggressively at acquisitions and execute our strategic growth plan of adding new hospitals and institutional pharmacies to our portfolio.”

Discontinued Operations

Net losses from discontinued operations totaled $1.4 million or $0.03 per diluted share in the second quarter of 2004 compared to net losses of $20.6 million or $0.59 per diluted share in the second quarter of 2003. For the six months ended June 30, 2004, net losses from discontinued operations totaled $3.8 million or $0.09 per diluted share compared to $36.2 million or $1.04 per diluted share in the first half of 2003.

Net losses on the divestiture of discontinued operations totaled $1.1 million or $0.03 per diluted share for both the second quarter and six months ended June 30, 2004 compared to $36.0 million or $1.04 per diluted share for both the second quarter and six months ended June 30, 2003.

Recent Developments

The Company has contracts with non-Kindred short-term acute care hospitals to operate long-term acute care hospitals within the host hospital. Under these arrangements, the Company leases space and purchases a limited amount of ancillary services from the host hospital and provides it with the option to discharge a portion of its clinically appropriate patients into the care of the Company’s hospital. These hospitals-in-hospitals (“HIHs”) also receive patients from general short-term acute care hospitals other than the host hospital. At June 30, 2004, the Company operated 59 free-standing hospitals (5,019 licensed beds) and 11 HIHs (455 licensed beds).

On August 2, 2004, the Centers for Medicare and Medicaid Services (“CMS”) announced regulatory changes applicable to long-term acute care hospitals that are operated as an HIH. Once fully phased in, the new rules generally limit Medicare payments to the HIH if the admissions to the HIH from the host hospital exceed 25% of the total Medicare discharges for the HIH’s cost reporting period. There are limited exceptions for admissions from rural and urban medical centers.

The Company is continuing to evaluate the impact of the final regulations on its operations and is awaiting additional payment instructions to be issued by CMS. At this time, the Company does not believe that the new rules will significantly impact its ongoing operations since only 8% of its existing hospital licensed beds would be subject to the new rules. For the second quarter of 2004, the Company’s HIHs generated revenues of approximately $23 million, operating income of approximately $5 million and pretax income of approximately $2 million. The Company also is considering the impact of the final regulations on its HIH development activities.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas, Inc. (NYSE:VTR); (b) the Company’s ability to meet its rental and debt service obligations; (c) adverse developments with respect to the Company’s results of operations or liquidity; (d) the Company’s ability to attract and retain key executives and other healthcare personnel; (e) increased operating costs due to shortages in qualified nurses and other healthcare personnel; (f) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (g) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs, and changes arising from the Medicare prospective payment system for long-term acute care hospitals and the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and potential changes in nursing center Medicare reimbursement resulting from revised resource utilization grouping payments; (h) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (i) the Company’s ability to control costs, including labor and employee benefit costs; (j) the Company’s ability to comply with the terms of its Corporate Integrity Agreement; (k) the Company’s ability to successfully pursue its development activities and integrate operations of new facilities; (l) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (m) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; and (n) the Company’s ability to successfully dispose of unprofitable facilities. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Kindred Healthcare, Inc. is a national healthcare services company operating hospitals, nursing centers, institutional pharmacies and a contract rehabilitation services business.

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Revenues	$897,461	$813,848	$1,768,723	$1,616,006

Income from continuing operations	$24,220	$13,144	$40,495	$15,655
Discontinued operations, net of income taxes:
Loss from operations	(1,388)	(20,555)	(3,823)	(36,190)
Loss on divestiture of operations	(1,063)	(36,019)	(1,063)	(36,019)

Net income (loss)	$21,769	$(43,430)	$35,609	$(56,554)

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.68	$0.38	$1.14	$0.45
Discontinued operations:
Loss from operations	(0.04)	(0.59)	(0.11)	(1.04)
Loss on divestiture of operations	(0.03)	(1.04)	(0.03)	(1.04)

Net income (loss)	$0.61	$(1.25)	$1.00	$(1.63)

Diluted:
Income from continuing operations	$0.58	$0.38	$0.96	$0.45
Discontinued operations:
Loss from operations	(0.03)	(0.59)	(0.09)	(1.04)
Loss on divestiture of operations	(0.03)	(1.04)	(0.03)	(1.04)

Net income (loss)	$0.52	$(1.25)	$0.84	$(1.63)

Shares used in computing earnings (loss) per common share:
Basic	35,536	34,813	35,475	34,784
Diluted	41,913	34,828	42,333	34,798

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Revenues	$897,461	$813,848	$1,768,723	$1,616,006

Salaries, wages and benefits	494,154	462,320	986,225	923,072
Supplies	120,563	104,440	237,296	208,622
Rent	65,958	64,215	130,417	127,293
Other operating expenses	150,358	140,776	295,764	287,615
Depreciation	22,612	19,927	44,658	39,122
Interest expense	4,714	2,992	8,370	5,880
Investment income	(1,826)	(1,676)	(3,044)	(3,311)

	856,533	792,994	1,699,686	1,588,293

Income from continuing operations before reorganization items and income taxes	40,928	20,854	69,037	27,713
Reorganization items	(304)	—	(304)	—

Income from continuing operations before income taxes	41,232	20,854	69,341	27,713
Provision for income taxes	17,012	7,710	28,846	12,058

Income from continuing operations	24,220	13,144	40,495	15,655
Discontinued operations, net of income taxes:
Loss from operations	(1,388)	(20,555)	(3,823)	(36,190)
Loss on divestiture of operations	(1,063)	(36,019)	(1,063)	(36,019)

Net income (loss)	$21,769	$(43,430)	$35,609	$(56,554)

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.68	$0.38	$1.14	$0.45
Discontinued operations:
Loss from operations	(0.04)	(0.59)	(0.11)	(1.04)
Loss on divestiture of operations	(0.03)	(1.04)	(0.03)	(1.04)

Net income (loss)	$0.61	$(1.25)	$1.00	$(1.63)

Diluted:
Income from continuing operations	$0.58	$0.38	$0.96	$0.45
Discontinued operations:
Loss from operations	(0.03)	(0.59)	(0.09)	(1.04)
Loss on divestiture of operations	(0.03)	(1.04)	(0.03)	(1.04)

Net income (loss)	$0.52	$(1.25)	$0.84	$(1.63)

Shares used in computing earnings (loss) per common share:
Basic	35,536	34,813	35,475	34,784
Diluted	41,913	34,828	42,333	34,798

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	June 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$65,069	$66,524
Cash – restricted	6,152	7,339
Insurance subsidiary investments	200,889	146,325
Accounts receivable less allowance for loss	430,804	429,304
Inventories	32,497	29,984
Deferred tax assets	89,836	89,836
Assets held for sale	19,023	27,400
Other	42,160	46,375

	886,430	843,087

Property and equipment	713,020	671,850
Accumulated depreciation	(234,305)	(193,310)

	478,715	478,540

Goodwill	31,417	31,417
Insurance subsidiary investments	55,931	74,618
Deferred tax assets	92,335	92,093
Other	63,307	65,659

	$1,608,135	$1,585,414

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$114,157	$119,087
Salaries, wages and other compensation	219,509	214,113
Due to third party payors	15,872	31,406
Professional liability risks	72,729	83,725
Other accrued liabilities	82,730	88,333
Income taxes	59,560	36,684
Long-term debt due within one year	4,938	4,532

	569,495	577,880

Long-term debt	115,984	139,397
Professional liability risks	226,872	212,013
Deferred credits and other liabilities	56,307	58,559

Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 36,560 shares – June 30, 2004 and 36,340 shares – December 31, 2003	9,140	9,085
Capital in excess of par value	588,780	585,394
Deferred compensation	(4,688)	(8,040)
Accumulated other comprehensive income (loss)	(142)	348
Retained earnings	46,387	10,778

	639,477	597,565

	$1,608,135	$1,585,414

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Cash flows from operating activities:
Net income (loss)	$21,769	$(43,430)	$35,609	$(56,554)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	22,613	20,526	44,659	40,609
Amortization of deferred compensation costs	1,535	984	3,278	2,237
Provision for doubtful accounts	5,134	6,678	13,250	12,966
Loss on divestiture of discontinued operations	1,063	36,019	1,063	36,019
Reorganization items	(304)	—	(304)	—
Other	5,040	910	4,938	1,416
Change in operating assets and liabilities:
Accounts receivable	39,247	64,373	(15,057)	11,057
Inventories and other assets	4,221	13,193	(5,247)	6,806
Accounts payable	(1,625)	1,202	(4,809)	(1,796)
Income taxes	13,823	(7,259)	23,735	(12,716)
Due to third party payors	(11,797)	3,104	(15,534)	6,655
Other accrued liabilities	15,543	48,231	6,481	76,166

Net cash provided by operating activities	116,262	144,531	92,062	122,865

Cash flows from investing activities:
Purchase of property and equipment	(17,657)	(17,477)	(35,538)	(28,042)
Acquisition of healthcare facilities	(8,346)	(63,795)	(8,346)	(63,795)
Sale of assets	6,514	7,659	6,884	7,659
Surety bond deposits	4,402	—	4,402	—
Purchase of insurance subsidiary investments	(4,767)	(88,626)	(14,543)	(119,021)
Sale of insurance subsidiary investments	8,209	24,177	13,881	26,510
Net change in insurance subsidiary cash and cash equivalents	(18,395)	63,755	(35,215)	(8,156)
Net change in other investments	2,628	2,645	4,405	(2,040)
Other	236	(1,702)	374	(2,035)

Net cash used in investing activities	(27,176)	(73,364)	(63,696)	(188,920)

Cash flows from financing activities:
Net change in revolving credit borrowings	63,100	—	80,000	—
Repayment of long-term debt	(101,615)	(116)	(102,647)	(228)
Payment of deferred financing costs	(3,355)	(1,276)	(3,355)	(2,872)
Issuance of common stock	3,049	—	3,516	—
Other	(3,023)	189	(7,335)	(4,778)

Net cash used in financing activities	(41,844)	(1,203)	(29,821)	(7,878)

Change in cash and cash equivalents	47,242	69,964	(1,455)	(73,933)
Cash and cash equivalents at beginning of period	17,827	100,173	66,524	244,070

Cash and cash equivalents at end of period	$65,069	$170,137	$65,069	$170,137

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	2003 Quarters				2004 Quarters
	First	Second	Third	Fourth	First	Second
Revenues	$802,158	$813,848	$837,035	$830,978	$871,262	$897,461

Salaries, wages and benefits	460,752	462,320	469,112	473,263	492,071	494,154
Supplies	104,182	104,440	107,701	113,293	116,733	120,563
Rent	63,078	64,215	64,783	64,230	64,459	65,958
Other operating expenses	146,839	140,776	144,368	131,524	145,406	150,358
Depreciation	19,195	19,927	20,407	21,328	22,046	22,612
Interest expense	2,888	2,992	1,054	3,388	3,656	4,714
Investment income	(1,635)	(1,676)	(1,333)	(1,491)	(1,218)	(1,826)

	795,299	792,994	806,092	805,535	843,153	856,533

Income from continuing operations before reorganization items and income taxes	6,859	20,854	30,943	25,443	28,109	40,928
Reorganization items	—	—	—	(1,010)	—	(304)

Income from continuing operations before income taxes	6,859	20,854	30,943	26,453	28,109	41,232
Provision for income taxes	4,348	7,710	12,629	10,968	11,834	17,012

Income from continuing operations	2,511	13,144	18,314	15,485	16,275	24,220
Discontinued operations, net of income taxes:
Loss from operations	(15,635)	(20,555)	(5,780)	(3,407)	(2,435)	(1,388)
Loss on divestiture of operations	—	(36,019)	(827)	(42,567)	—	(1,063)

Net income (loss)	$(13,124)	$(43,430)	$11,707	$(30,489)	$13,840	$21,769

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.07	$0.38	$0.53	$0.44	$0.46	$0.68
Discontinued operations:
Loss from operations	(0.45)	(0.59)	(0.17)	(0.10)	(0.07)	(0.04)
Loss on divestiture of operations	—	(1.04)	(0.02)	(1.21)	—	(0.03)

Net income (loss)	$(0.38)	$(1.25)	$0.34	$(0.87)	$0.39	$0.61

Diluted:
Income from continuing operations	$0.07	$0.38	$0.52	$0.38	$0.38	$0.58
Discontinued operations:
Loss from operations	(0.45)	(0.59)	(0.17)	(0.08)	(0.06)	(0.03)
Loss on divestiture of operations	—	(1.04)	(0.02)	(1.05)	—	(0.03)

Net income (loss)	$(0.38)	$(1.25)	$0.33	$(0.75)	$0.32	$0.52

Shares used in computing earnings (loss) per common share:
Basic	34,755	34,813	34,885	35,062	35,414	35,536
Diluted	34,767	34,828	35,143	40,685	42,721	41,913

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2003 Quarters				2004 Quarters
	First	Second	Third	Fourth	First	Second
Revenues:
Hospital division	$331,862	$338,360	$341,368	$325,619	$348,648	$355,312
Health services division (a)	410,832	416,768	431,978	433,532	444,994	460,078
Rehabilitation division (a)	8,502	8,795	12,065	14,121	52,699	52,588
Pharmacy division	66,126	64,850	67,075	74,382	79,746	84,346

	817,322	828,773	852,486	847,654	926,087	952,324
Eliminations:
Pharmacy	(15,164)	(14,925)	(15,451)	(16,676)	(18,136)	(17,717)
Rehabilitation (a)	—	—	—	—	(36,689)	(37,146)

	(15,164)	(14,925)	(15,451)	(16,676)	(54,825)	(54,863)

	$802,158	$813,848	$837,035	$830,978	$871,262	$897,461

Income from continuing operations:
Operating income (loss):
Hospital division	$70,538	$75,455	$87,171	$73,702	$80,066	$86,483
Health services division (a)	43,424	57,235	54,944	64,436	49,469	62,489
Rehabilitation division (a)	(959)	(750)	261	(315)	8,519	7,265
Pharmacy division	6,702	6,133	6,150	7,508	7,609	7,729
Corporate:
Overhead	(26,713)	(28,354)	(28,670)	(28,898)	(26,834)	(30,356)
Insurance subsidiary	(2,607)	(3,407)	(4,002)	(3,535)	(1,777)	(1,224)

	(29,320)	(31,761)	(32,672)	(32,433)	(28,611)	(31,580)

	90,385	106,312	115,854	112,898	117,052	132,386
Reorganization items	—	—	—	1,010	—	304

Operating income	90,385	106,312	115,854	113,908	117,052	132,690
Rent	(63,078)	(64,215)	(64,783)	(64,230)	(64,459)	(65,958)
Depreciation	(19,195)	(19,927)	(20,407)	(21,328)	(22,046)	(22,612)
Interest, net	(1,253)	(1,316)	279	(1,897)	(2,438)	(2,888)

Income from continuing operations before income taxes	6,859	20,854	30,943	26,453	28,109	41,232
Provision for income taxes	4,348	7,710	12,629	10,968	11,834	17,012

	$2,511	$13,144	$18,314	$15,485	$16,275	$24,220

(a)	Financial data presented for periods prior to January 1, 2004 have not been restated to reflect the new rehabilitation business alignment.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

(In thousands)

	2003 Quarters				2004 Quarters
	First	Second	Third	Fourth	First	Second
Rent:
Hospital division	$23,284	$23,706	$23,441	$22,753	$22,844	$23,529
Health services division (a)	39,031	39,808	40,459	40,530	40,283	40,874
Rehabilitation division (a)	69	95	123	185	611	708
Pharmacy division	630	547	698	703	662	790
Corporate	64	59	62	59	59	57

	$63,078	$64,215	$64,783	$64,230	$64,459	$65,958

Depreciation:
Hospital division	$7,054	$7,450	$7,684	$8,257	$8,464	$8,712
Health services division (a)	6,373	6,569	6,688	6,740	6,893	6,951
Rehabilitation division (a)	16	20	22	25	33	37
Pharmacy division	517	539	561	560	530	583
Corporate	5,235	5,349	5,452	5,746	6,126	6,329

	$19,195	$19,927	$20,407	$21,328	$22,046	$22,612

Capital expenditures, excluding acquisitions (including discontinued operations):
Hospital division	$2,822	$4,133	$5,773	$13,388	$5,406	$5,177
Health services division (a)	3,222	6,375	9,768	9,804	8,450	6,487
Rehabilitation division (a)	51	47	35	11	47	56
Pharmacy division	616	522	815	2,254	773	1,075
Corporate:
Information systems	3,207	5,992	4,071	8,223	2,651	4,033
Other	647	408	361	1,551	554	829

	$10,565	$17,477	$20,823	$35,231	$17,881	$17,657

(a)	Financial data presented for periods prior to January 1, 2004 have not been restated to reflect the new rehabilitation business alignment.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2003 Quarters				2004 Quarters
	First	Second	Third	Fourth	First	Second
Hospital data:
End of period data:
Number of hospitals	63	63	64	66	68	70
Number of licensed beds	5,076	5,098	5,129	5,219	5,323	5,474

Revenue mix % (a):
Medicare	60	59	62	63	66	64
Medicaid	8	8	7	8	7	8
Private and other	32	33	31	29	27	28

Admissions:
Medicare	6,612	6,346	6,053	6,681	6,900	6,816
Medicaid	648	604	670	661	715	820
Private and other	1,281	1,322	1,333	1,359	1,460	1,588

	8,541	8,272	8,056	8,701	9,075	9,224

Admissions mix %:
Medicare	77	77	75	77	76	74
Medicaid	8	7	8	7	8	9
Private and other	15	16	17	16	16	17

Patient days:
Medicare	216,266	214,116	193,069	191,904	207,052	201,580
Medicaid	31,764	32,470	31,362	29,488	27,754	29,293
Private and other	56,225	59,339	54,080	52,725	52,391	53,031

	304,255	305,925	278,511	274,117	287,197	283,904

Average length of stay:
Medicare	32.7	33.7	31.9	28.7	30.0	29.6
Medicaid	49.0	53.8	46.8	44.6	38.8	35.7
Private and other	43.9	44.9	40.6	38.8	35.9	33.4
Weighted average	35.6	37.0	34.6	31.5	31.6	30.8

Revenues per admission (a):
Medicare	$30,050	$31,594	$35,157	$30,987	$33,321	$33,397
Medicaid	40,547	44,766	36,974	37,825	33,228	32,952
Private and other	83,449	83,830	77,860	68,870	65,054	63,384
Weighted average	38,855	40,904	42,374	37,423	38,419	38,520

Revenues per patient day (a):
Medicare	$919	$936	$1,102	$1,079	$1,110	$1,129
Medicaid	827	833	790	848	856	922
Private and other	1,901	1,868	1,919	1,775	1,813	1,898
Weighted average	1,091	1,106	1,226	1,188	1,214	1,252

Medicare case mix index (discharged patients only)	N/A	N/A	N/A	1.20	1.26	1.25

Average daily census	3,381	3,362	3,027	2,980	3,156	3,120
Occupancy %	69.8	69.0	61.9	59.9	62.4	60.1

(a)	Includes income of $14 million in the third quarter of 2003, $2 million in the first quarter of 2004 and $4 million in the second quarter of 2004 related to certain Medicare reimbursement issues.

N/A – not available.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2003 Quarters				2004 Quarters
	First	Second	Third	Fourth	First	Second
Nursing center data:
End of period data:
Number of nursing centers:
Owned or leased	248	248	248	248	247	245
Managed	7	7	7	7	7	7

	255	255	255	255	254	252

Number of licensed beds:
Owned or leased	32,293	32,124	32,118	32,124	32,009	31,786
Managed	803	803	803	803	803	803

	33,096	32,927	32,921	32,927	32,812	32,589

Revenue mix %:
Medicare	33	33	32	33	36	33
Medicaid	48	48	50	48	46	49	(a)
Private and other	19	19	18	19	18	18

Patient days (excludes managed facilities):
Medicare	398,646	399,150	394,957	397,254	433,162	407,285
Medicaid	1,699,726	1,707,907	1,757,580	1,737,615	1,675,706	1,689,795
Private and other	410,378	418,824	422,529	426,890	407,684	409,346

	2,508,750	2,525,881	2,575,066	2,561,759	2,516,552	2,506,426

Patient day mix %:
Medicare	16	16	15	15	17	16
Medicaid	68	68	68	68	67	68
Private and other	16	16	17	17	16	16

Revenues per patient day:
Medicare	$338	$342	$344	$364	$372	$375
Medicaid	117	118	123	120	121	134	(a)
Private and other	188	189	188	190	197	197
Weighted average	164	165	168	169	177	184

Average daily census	27,875	27,757	27,990	27,845	27,654	27,543
Occupancy %	86.0	85.6	86.8	86.4	86.0	85.8

Rehabilitation data:
Revenue mix %:
Company-operated	N/A	N/A	N/A	N/A	70	71
Non-affiliated	N/A	N/A	N/A	N/A	30	29

Pharmacy data:
Number of customer licensed beds at end of period:
Company-operated	29,804	27,566	27,886	28,280	28,188	28,164
Non-affiliated	28,365	28,848	29,507	33,127	35,102	36,385

	58,169	56,414	57,393	61,407	63,290	64,549

(a)	Includes income of $9 million related to prior period North Carolina provider tax program revenues. Prior period provider tax expense of $3 million related to this program was recorded in other operating expenses.

N/A – not available.